Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-85822, 333-129011, 333-145459, 333-154522, 333-164230 and 333-212998 on Form S-8 of our report dated June 30, 2025, relating to the financial statements and supplemental schedule of International Paper Company Hourly Savings Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Memphis, Tennessee
June 30, 2025